Exhibit 23(A)

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

     We consent to the incorporation by reference in this Registration Statement of CompuDyne Corporation on Form S-3 of our report dated February 12, 2002, relating to the consolidated financial statements of CompuDyne Corporation, appearing in the Current Report on Form 8-K of CompuDyne Corporation dated March 25, 2002, and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



  /s/ Deloitte & Touche LLP
-----------------------------

Deloitte & Touche LLP
McLean, Virginia
March 25, 2002